EXHIBIT 99.4

Condensed Consolidated Financial
Statements
Three Months Ended November 30, 2016 and
2015

The report accompanying these financial statements was issued by BDO USA, LLP, a Delaware limited liability partnership and the U.S. member of BDO International Limited, a UK company limited by guarantee.

MBS Textbook Exchange, Inc.

Condensed Consolidated Financial Statements
Three Months Ended November 30, 2016 and 2015

Condensed Consolidated Financial Statements

Condensed Consolidated Balance Sheets as of November 30, 2016 (unaudited)
and August 31, 2016	3-4

Condensed Consolidated Statements of Income (unaudited)
For the Three Months Ended November 30, 2016, and 2015	5

Condensed Consolidated Statement of Stockholders’ Equity
For the Three Months Ended November 30, 2016 (unaudited)	6

Condensed Consolidated Statements of Cash Flows (unaudited)
For the Three Months Ended November 30, 2016, and 2015	7

Notes to Condensed Consolidated Financial Statements (unaudited)	8-13

Condensed Consolidated Financial Statements

MBS Textbook Exchange, Inc.
Condensed Consolidated Balance Sheets
(Dollars in Thousands)

	(unaudited) November 30, 2016	August 31, 2016
Assets

Current
Cash	$1,641	$1,314
Accounts receivable (less allowances of $29,190 at November 30, 2016 and $61,997 at August 31, 2016):
Trade	30,671	68,268
Affiliates (Note 9)	4,277	51,302
Inventory	126,343	110,684
Prepaid expenses and other current assets	1,488	1,348
Total Current Assets	164,420	232,916
Net Property and Equipment (Note 2)	10,405	10,886
Other
Other long-term assets (Notes 1, 3, and 6)	5,027	5,055
Total Other Assets	5,027	5,055
Total Assets	$179,852	$248,857

MBS Textbook Exchange, Inc.
Condensed Consolidated Balance Sheets
(Dollars in Thousands)

	(unaudited) November 30, 2016	August 31, 2016
Liabilities and Stockholders’ Equity
Current Liabilities
Accounts payable	$39,182	$56,563
Accrued expenses and other liabilities (Note 4)	6,613	10,832
Line of credit (Note 5)	-	44,400
Distributions payable (Notes 7 and 11)	25,800	35,800
Total Current Liabilities	71,595	147,595
Deferred Compensation (Note 6)	5,760	5.785
Other Long-Term Liabilities (Note 8)	6,987	6.939
Total Liabilities	84,342	160,319
Commitments and Contingencies (Notes 5, 8, and 12)
Stockholders’ Equity
Common stock and additional paid-in capital, $.01 par value – shares
authorized, 3,000; shares issued and outstanding, 73.5	1,005	1,005
Retained earnings	94,505	87,533
Total Stockholders’ Equity	95,510	88,538
Total Liabilities and Stockholders' Equity	$179,852	$248,857

See accompanying notes to condensed consolidated financial statements.

MBS Textbook Exchange, Inc.
Condensed Consolidated Statements of Income
(Dollars in Thousands)

	(unaudited) Three months ended November 30 2016	(unaudited) Three months ended November 30 2015
Net Sales
Trade	$55,359	$68,305
Affiliates (Note 9)	17,005	9,544
Total Net Sales (Note 10)	72,364	77,849
Cost of Goods Sold	49,218	60,418
Gross Profit	23,146	17,431
Selling, General, and Administrative Expenses	18,923	18,229
Operating Income	4,223	(798)
Other Income (Expense)
Interest expense	(147)	(20)
Other income, net	2,896	2,316
	2,749	2,296
Net Income	$6,972	$1,498

See accompanying notes to condensed consolidated financial statements.

MBS Textbook Exchange, Inc.
Condensed Consolidated Statement of Stockholders' Equity
(Dollars in Thousands)

	Common Stock and Additional Paid-in Capital
	Number of Shares	Amount	Retained Earnings	Total Stockholders' Equity
Balance, at August 31, 2016	73.5	$1,005	$87,533	$88,538
Net income	-	-	6,972	6,972
Distributions declared and paid	-	-	-	-
Distributions payable	-	-	-	-
Balance, at November 30, 2016 (unaudited)	73.5	$1,005	$94,505	$95,510

See accompanying notes to condensed consolidated financial statements.

MBS Textbook Exchange, Inc.
Condensed Consolidated Statements of Cash Flows
(Dollars in Thousands)

	(unaudited) Three months ended November 30 2016	(unaudited) Three months ended November 30 2015
Operating Activities
Net Income	$6,972	$1,498
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of property and equipment	642	749
Recovery of accounts receivable returns and allowances	(32,807)	(29,001)
Provision for inventory returns and allowances	14,511	14,970
Gain on disposal of property and equipment	(4)	(22)
Deferred compensation	(25)	17
Changes in assets and liabilities:
Accounts receivable	117,429	101,388
Inventory	(30,170)	(19,914)
Prepaid expenses and other current assets	(140)	(315)
Other long-term assets (excluding amortization)	(14)	(12)
Accounts payable, accrued expenses and other liabilities	(21,600)	(26,074)
Other long-term liabilities	48	64
Net cash provided by operating activities	54,842	43,348
Investing Activities Purchase of property and equipment	(270)	(384)
Proceeds from sale of property and equipment	155	207
Net cash used in investing activities	(115)	(177)
Financing Activities Net advances under lines of credit agreements	(44,400)	(14,200)
Distributions paid	(10,000)	(11,000)
Net cash used in financing activities	(54,400)	(25,200)
Net Increase in Cash	327	17,971
Cash, at beginning of year	1,314	1,506
Cash, at end of year	$1,641	$19,477

See accompanying notes to condensed consolidated financial statements.

MBS Textbook Exchange, Inc.
Notes to Condensed Consolidated Financial Statements

1.	Description of Business and Summary of Significant Accounting Policies

Principles of Consolidation

The Condensed Consolidated financial statements include the accounts of MBS Textbook Exchange, Inc., its subsidiaries and/or affiliates, MBS Direct, LLC, MBS Realty Partner, L.P. (“Realty”), MBS Internet, LLC, TXTB.com, LLC, TextbookCenter, LLC, MBS Service Company, Inc., and MBS Automation Corp. (the “Company” or “MBS”). All intercompany accounts and transactions have been eliminated.

Basis of Presentation

The condensed consolidated financial statements reflect our consolidated financial position, results of operations and cash flows in conformity with accounting principles generally accepted in the United States (“U.S. GAAP”). In the opinion of the Company’s management, the accompanying unaudited condensed consolidated financial statements of the Company contain all adjustments (consisting of only normal recurring adjustments) necessary to present fairly its consolidated financial position and the results of its operations and cash flows for the periods reported. These consolidated financial statements are condensed and therefore do not include all of the information and footnotes required by U.S. GAAP.

Description of Business

The Company is located in Columbia, Missouri and is a leading seller of new and used college textbooks. The Company is also a retailer of electronic books and computer hardware and software designed for use in the textbook industry.

The Company applies Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 810-10-15, “Consolidation of Variable Interest Entities.” Realty is an entity under common ownership which leases the office and warehouse space solely to the Company. Realty’s operations are funded by the Company. The Company has evaluated its relationship with Realty and determined the Company is the primary beneficiary of Realty, a variable interest entity. The accounts of Realty are included in the condensed consolidated financial statements of the Company for all periods presented.

Accounts Receivable

An allowance for doubtful accounts is maintained at a level management believes is sufficient to cover potential losses based on historical trends and known current factors impacting the Company’s customers. All accounts are reviewed on an ongoing basis to determine collectability.

Revenue Recognition

Revenue is recognized in accordance with the provisions of Staff Accounting Bulletin, “Topic 13: Revenue Recognition.” Revenue is recorded once there is persuasive evidence of an arrangement, services have been rendered, the amount of revenue has become fixed or determinable, and collectability is reasonably assured. Revenue from the sale of traditional textbooks is recognized at the time of shipment. Revenue from the sale of digital textbooks, for which the Company acts as an intermediary or agent, is recognized at the time the transaction is completed by the buyer online as the earnings process is culminated. The Company estimates, based on historical experience, a provision for sales returns where the right of return exists. Additional revenue is recognized for shipping charges billed to customers. The expenses related to these revenues are included in cost of goods sold.

In May 2014, the FASB issued Accounting Standards Update (“ASU”) 2014-09, “Revenue from Contracts with Customers (Topic 606),” which established a comprehensive revenue recognition standard for virtually all industries under U.S. GAAP, including those that previously followed industry-specific guidance such as real estate, construction, and software industries. The revenue standard’s core principle is built on the contract between a vendor and a customer for the provision of goods and services. It attempts to depict the exchange of rights and obligations between the parties in the pattern of revenue objective, the standard requires five basic steps: i) identify the contract with the customer, (ii) identify the performance obligations in the contract, (iii) determine the transaction price, (iv) allocate the transaction price to the performance obligations in the contract, and (v) recognize revenue when (or as) the entity satisfies a performance obligation. The statement is effective for public business entities for annual periods beginning after December 15, 2017. The Company is in the process of evaluating the potential impact of ASU 2014-09 on the condensed consolidated financial statements and has not yet determined the method by which the standard will be adopted.

MBS Textbook Exchange, Inc.
Notes to Condensed Consolidated Financial Statements

Cost of Sales

The primary components of cost of sales include the cost of the product and inbound and outbound freight charges.  Certain overhead costs related to purchasing, receiving, inspections, warehousing, internal inventory transfers and other costs of our distribution network are included in selling, general and administrative expenses along with other operating costs.

As a result of different practices of categorizing costs associated with distribution networks throughout our industry, our gross margins may not necessarily be comparable to other distribution companies.

Inventory

Inventory consists of finished goods, primarily new and used college textbooks. Inventory is stated at the lower of cost or market under the first-in, first-out method.

Depreciation and Amortization

Depreciation of property and equipment is provided for over the estimated useful lives of the respective assets, ranging from three to 39 years, using the straight-line method. Leasehold improvements are amortized over the lesser of the lease periods or their useful lives using the straight-line method.

Income Taxes

The Company is considered a pass-through entity under the Internal Revenue Code. Instead of paying corporate income taxes, the stockholders of pass-through entities are taxed individually on their proportionate share of the Company’s taxable income. State income taxes incurred in states that do not recognize pass-through entities are not significant and are included in selling, general, and administrative expenses.

ASC 740-10-25 requires that realization of an uncertain income tax position must be “more likely than not” (i.e. greater than 50% likelihood of receiving benefit) before it can be recognized in the financial statements. Further, ASC 740-10-25 prescribes the benefit to be recorded in the financial statements as the amount most likely to be realized assuming a review by the tax authorities having all relevant information and applying current conventions. ASC 740-10-25 also clarifies the financial statement classification of tax related penalties and interest and sets forth new disclosures regarding unrecognized tax benefits. There are no such uncertain income tax positions held by the Company which are required to be recorded or disclosed. Tax years ended August 31, 2013 through August 31, 2016 remain open to examination by taxing authorities.

Fair Value Measurements

Fair value measurements are determined based upon the exit price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants exclusive of any transaction costs. The Company utilizes a fair value hierarchy based upon the observability of inputs used in valuation techniques as follows:

Level 1: Observable inputs such as quoted prices in active markets;

Level 2: Inputs, other than quoted prices in active markets, that are observable either directly or indirectly; and

Level 3: Unobservable inputs in which there is little or no market data, which require the reporting entity to develop its own assumptions.

Fair Value of Financial Instruments

The carrying values of financial instruments such as accounts receivable, accounts payable, accrued expenses, and lines of credit obligations are reasonable estimates of their fair value because of the short maturity of these items.

MBS Textbook Exchange, Inc.
Notes to Condensed Consolidated Financial Statements

Use of Estimates

The preparation of condensed consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the condensed consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Newly Issued Accounting Statements

In February 2016, the FASB issued ASU 2016-02, “Leases,” which establishes a comprehensive new lease accounting model. ASU 2016-02 clarifies the definition of a lease and causes lessees to recognize leases on the balance sheet as a lease liability with a corresponding right-of-use asset for leases with a lease term of more than one year. ASU 2016-02 is effective for public business entities for financial statements issued for fiscal years beginning after December 15, 2018, and interim periods within those fiscal years. Early adoption is permitted. ASU 2016-02 requires a modified retrospective transition for capital or operating leases existing at or entered into after the beginning of the earliest comparative period presented in the financial statements, but it does not require transition accounting for leases that expire prior to the date of initial application. The Company is currently evaluating the impact that ASU 2016-02 will have on its condensed consolidated financial statements.

In October 2016, the FASB issued ASU 2016-17, “Interests Held through Related Parties that are under Common Control,” which amends the variable interest entity (“VIE”) guidance within Topic 810. It does not change the two required characteristics for a single decision maker to be the primary beneficiary (“power” and “economics”), but it revises one aspect of the related analysis. The amendments change how a single decision maker of a VIE treats indirect variable interests held through related parties that are under common control when determining whether it is the primary beneficiary of that VIE. ASU 2016-17 requires consideration of such indirect interests on a proportionate basis, instead of being the equivalent of direct interests in their entirety, thereby making consolidation less likely. The amendments are effective for public business entities for fiscal years beginning after December 15, 2016, including interim periods within those fiscal years. The Company is currently evaluating the impact that ASU 2016-17 will have on its condensed consolidated financial statements.

2. Property and Equipment

The following is a summary of property and equipment:

	November 30, 2016	August 31, 2016
	(dollars in thousands)
Land	$1,622	$1,622
Building	11,453	11,453
Leasehold improvements	1,005	1,005
Machinery and equipment	26,401	26,388
Vehicles	2,264	2,316
Furniture and fixtures	2,224	2,224
Computer equipment	19,117	19,068
Assets not placed into service	27	27
Property and equipment, at cost	64,113	64,103
Less accumulated depreciation and amortization	(53,708)	(52,217)
Net Property, Plant, and Equipment	$10,405	$10,886

Depreciation expense for the three months ended November 30, 2016 and 2015 was approximately $600,000 and $707,000, respectively.

MBS Textbook Exchange, Inc.
Notes to Condensed Consolidated Financial Statements

3. Other Long-Term Assets
The following is a summary of other assets:

	November 30, 2016	August 31, 2016
	(dollars in thousands)
Deferred compensation - cash surrender value	$3,508	$3,471
Other	1,519	1,584
Other Long-Term Assets	$5,027	$5,055

4. Accrued Expenses and Other Liabilities
The following is a summary of accrued expenses and other liabilities:

	November 30, 2016	August 31, 2016
	(dollars in thousands)
Accrued compensation	$5,432	$6,404
Accrued insurance	642	685
Sales & withholding tax payable	101	2,208
Other	437	1,535
Accrued Expenses and Other Liabilities	$6,613	$10,832

5. Lines of Credit

The Company has two unsecured lines of credit with two commercial banks for a maximum of $120,000,000 with both maturing on January 31, 2017. The total outstanding balance was $0 and $44,400,000 at November 30, 2016 and August 31, 2016, respectively. The interest rate for outstanding borrowings under the lines of credit at November 30, 2016 and August 31, 2016 was based on LIBOR plus 1.25% with a floor of 2%, which was effectively 2% in both periods. The Company was in compliance with its debt covenants as of November 30, 2016.

6. Deferred Compensation Plan

The Company has agreements under a non-qualified deferred compensation plan with officers, stockholders, and key employees to pay, upon death, disability, retirement, or attaining age 65, a monthly annuity amount based on the employee’s initial contribution plus interest earned which is specified in the funding schedules of the agreements.

The Company has accrued a liability of $5,760,000 and $5,785,000 at November 30, 2016 and August 31, 2016, respectively, for the above agreements.

The plan has been partially funded through the purchase of insurance on the lives of the individuals.

The book value of the life insurance policies is $3,508,000 and $3,471,000 at November 30, 2016 and August 31, 2016, respectively. This amount is included in other long-term assets.

7. Stockholders’ Equity

Distributions

The Company has made cash distributions to stockholders for discretionary purposes and in order for the stockholders to pay income taxes related to the Company’s pass-through taxable income. These distributions are paid pro rata to each individual based on stock ownership.

MBS Textbook Exchange, Inc.
Notes to Condensed Consolidated Financial Statements

8. Employee Benefit Plans

The Company maintains a Profit Sharing Plan (the “Plan”) covering all full-time employees of the Company who have one year of service and are 20-1/2 years of age or older. Each year, the Company contributes to the Plan the sum of (a) the amount each participant elects to defer from his compensation (up to a maximum set forth in the Plan), plus (b) a matching contribution (subject to limitations) equal to the percentage of deferred compensation (as defined in the Plan) of all participants, plus (c) a discretionary amount determined each year by the Company. Individual accounts are established for each participant.

Participants become 20% vested in their account balance on the completion of two years of service, increasing 20% for each additional year of service until the fifth year of service, at which time a participant becomes fully vested. A participant is 100% vested upon reaching age 65, retirement due to disability, or death. The non-vested portion of a terminated participant’s account is forfeited. Benefit distributions under the Plan are in the form of annuities or lump sums.

The Company’s matching contributions to the Plan of $377,000 and $386,000 for the three months ended November 30, 2016 and 2015, respectively, are included in selling, general, and administrative expenses.

The Company provides employees a post-retirement medical benefit that covers eligible employees’ medical insurance upon retirement. Upon becoming eligible, the Plan requires participants to enroll in Medicare.

Eligible employees are defined as employees with medical insurance through the Company’s Plan who have reached the age of 55 and have at least 25 years of service as of January 1, 2016. The Company has not prefunded its post-retirement medical benefits.

The Company has recognized a liability of $6,987,000 and $6,939,000 related to this obligation at November 30, 2016 and August 31, 2016, respectively, which is included in other long-term liabilities. The Company’s expense related to this obligation of $48,000 and $64,000 for the three months ended November 30, 2016 and 2015, respectively, is included in selling, general, and administrative expenses.

9. Related-Party Transactions
The Company is related through common ownership to Barnes & Noble, Inc. (“Inc.”) and its subsidiary, barnesandnoble.com, LLC (“.com”), an on-line retailer of textbooks. The Company is also related through common ownership to Barnes & Noble College Booksellers, LLC (“College”). College is a subsidiary of Barnes & Noble Education, Inc. College is a major customer and supplier of the Company.

College has entered into an agreement with the Company whereby College will offer all of its textbooks not being used in the following semester’s curriculum to the Company provided that the Company pays prices that are competitive with those offered by other wholesalers. College has also agreed not to compete with the Company in the Company’s wholesale textbook operation.

Sales to College, Inc., and .com during the three months ended November 30, 2016 and 2015, reflected as net sales to an affiliate in the accompanying Condensed Consolidated Statements of Income, were $17,005,000 and $9,544,000, respectively, representing 24% and 12%, respectively, of net sales. Purchases from College, Inc., and .com during the same periods were $1,569,000 and $1,318,000, respectively.

At November 30, 2016 and August 31, 2016, the amount due from affiliates represents accounts receivable from College, Inc., and .com of $24,039,000 and $86,851,000, respectively, less return allowances of $19,762,000 and $35,549,000, respectively.

MBS Textbook Exchange, Inc.
Notes to Condensed Consolidated Financial Statements

10. Gross Sales

Gross sales, sales returns and allowances, and net sales of the Company are as follows:

	November 30, 2016	November 30, 2015
	(dollars in thousands)
Gross sales	$94,293	$97,409
Sales returns and allowances	(21,929)	(19,560)
Net Sales	$72,364	$77,849

11. Supplemental Cash Flow Information

Payments for interest amounted to $254,000 and $93,000 for the three months ended November 30, 2016 and 2015, respectively.

The Company had distributions declared but not paid as of fiscal year end amounting to $25,800,000 and $35,800,000 at November 30, 2016 and August 31, 2016, respectively.

12. Litigation

From time to time the Company is involved in legal proceedings, claims, or investigations that are incidental to the conduct of the Company’s business. In future periods, the Company could be subjected to cash cost or non-cash charges to earnings if any of these matters are resolved on unfavorable terms. However, although the ultimate outcome of any legal matter cannot be predicted with certainty, based on present information, including management’s assessment of the merits of any particular claim, the Company does not expect that these legal proceedings or claims will have any material adverse impact on its future condensed consolidated financial position or results of operations. As of November 30, 2016, the Company was not a party to any material legal proceedings.

13. Subsequent Events

On February 28, 2017, the Company was acquired by Barnes & Noble Education, Inc. (“BNED”), one of America's largest contract operators of bookstores on college and university campuses and a leading provider of digital education services, for $174.2 million in cash.